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                             R.G. BARRY CORPORATION

                            2002 STOCK INCENTIVE PLAN

                                  1.00 PURPOSE

This Plan is intended to foster and promote the Company's long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest or to increase an ownership interest in the Company and [2] enabling the Company and its Subsidiaries to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company's business is largely dependent.

                                2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.

ACT. The Securities Exchange Act of 1934, as amended.

ANNUAL MEETING. The annual meeting of the Company's shareholders.

AWARD. Any Incentive Stock Option, Nonqualified Stock Option and Stock Appreciation Right. The aggregate number of shares of Stock with respect to which Options and SARs may be issued to any Participant for any Plan Year may not be greater than 100,000 shares of Stock (adjusted as provided in Section 4.03), including Options and SARs that are cancelled or deemed to have been cancelled under Treas. Reg. Section 162-27(e)(2)(vi)(B) during the Plan Year issued.

AWARD AGREEMENT. The written agreement between the Company and each Participant that describes the terms and conditions of each Award.

BENEFICIARY. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 10.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

BOARD. The Company's board of directors.

CAUSE. For purposes of this Plan, with respect to any Participant who is an
Employee:

      [1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

      [2] Conviction of, or entering into a plea of nolo contendere to, a felony;


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      [3] Intentional, repeated or continuing violation of any of the Company's policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

      [4] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

CODE. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superceded after the Effective Date, and any regulations and applicable rulings issued under the Code.

COMMITTEE.

      [1] In the case of Awards to Directors, the Board; or

      [2] In the case of all other Awards, the Board's compensation committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i) and [ii] a "non-employee director" within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. Secton 1.162-27(e)(3)(ii).

COMPANY. R.G. Barry Corporation, a corporation organized under the laws of Ohio, and any successor to it.

DIRECTOR. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee.

DISABILITY. A disability as defined in Code Section 22(e)(3).

EFFECTIVE DATE. The date this Plan is approved by the Board or, if later, the first day of the 12-month period ending on the date the Plan is approved by the shareholders.

EMPLOYEE. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

EXERCISE PRICE. The price at which a Participant may exercise an Award.

FAIR MARKET VALUE. The value of one share of Stock on the relevant date, determined as follows:

      [1] If the shares are traded on a national securities exchange or system, the reported "closing price" on the relevant date, assuming it is a trading date; otherwise on the next trading day.


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      [2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

      [3] If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith.

FREESTANDING SAR. An SAR that is not associated with an Option and is granted under Section 6.00.

GRANT DATE. The date an Award is granted.

INCENTIVE STOCK OPTION. Any Option granted under Section 5.00 that meets the conditions imposed under Code Section 422(b).

NONQUALIFIED STOCK OPTION. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

OPTION. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

PARTICIPANT. Any Employee or Director to whom the Committee grants an Award.

PLAN. R.G. Barry Corporation 2002 Stock Incentive Plan.

PLAN YEAR. The Company's fiscal year.

RETIREMENT. An Employee's Termination of Service that is coincident with or begins after the date the Employee both reaches age 65 and completes at least five consecutive years of vesting service as defined in the Company's tax-qualified defined benefit retirement plan.

STOCK. Common shares of the Company.

STOCK APPRECIATION RIGHT (OR "SAR"). An Award granted under Section 6.00 that is either a Tandem SAR or a Freestanding SAR.

SUBSIDIARY. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

TANDEM SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 6.00.

TERMINATION OF SERVICE. As appropriate, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason or [2] cessation of a Director's service on the Board (and the boards of directors of all subsidiaries) for any reason.


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                               3.00 ADMINISTRATION

3.01 COMMITTEE DUTIES. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan's purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

3.02 DELEGATION OF DUTIES. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1].

3.03 PARTICIPATION.

     [1] Consistent with the terms of the Plan, the Committee will:

         [a] Decide which Employees and Directors may become Participants;

         [b] Decide which Participants will be granted Awards;

         [c] Identify the type of Awards to be granted to each Participant;

         [d] Identify the terms and conditions imposed on any Awards granted;

         [e] Identify the procedures through which an Award may be exercised;

         [f] Identify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan; and

         [g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.

     [2] The Committee may establish different terms and conditions:

         [a] For each type of Award;

         [b] For Participants receiving the same type of Award; and

         [c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

     [3] The Committee will prepare and deliver an Award Agreement to each Participant with respect to each Award. The Award Agreement will describe:

         [a] The type of Award and when and how it may be exercised;

         [b] The effect of exercising the Award;



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         [c] Any Exercise Price associated with the Award;

         [d] Any conditions that must be met before the Award may be exercised;

         [e] When and how the Award may be exercised; and

         [f] Any other applicable terms and conditions applicable to the Award.

3.04 CONDITIONS OF PARTICIPATION. Each Participant receiving an Award agrees:

     [1] To sign an Award Agreement; and

     [2] To be bound by the terms of the Award Agreement and the Plan.

3.05 LIMITS ON EXERCISABILITY. Regardless of any other provision of this Section
3.00 or the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:

     [1] Without the Committee's written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business or renders any service (including business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business;

     [2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company or any Subsidiary after having been requested to do so; or

     [3] Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary.

                           4.00 STOCK SUBJECT TO PLAN

4.01 NUMBER OF SHARES.

     [1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 450,000.

     [2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 CANCELLED, TERMINATED OR FORFEITED AWARDS. Any Award that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan.

4.03 ADJUSTMENT IN CAPITALIZATION. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger,


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consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards.

                                  5.00 OPTIONS

5.01 GRANT OF OPTIONS. The Committee may grant Options to Participants at any time during the term of this Plan. Options issued to Employees may be either [1] Incentive Stock Options or [2] Nonqualified Stock Options.

5.02 OPTION PRICE. Each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date. However, each Incentive Stock Option granted to a Participant who owns [as defined in Code
Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

5.03 EXERCISE OF OPTIONS. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement. However:

     [1] An Option may not be exercised for a fraction of a share, although this limitation will not be applied to prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable;

     [2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

     [3] Subject to Section 5.04[4], unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after it is granted.

5.04 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary:

     [1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code Section 422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code Section 421;

     [2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code Section 422(d)];


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     [3] No Incentive Stock Option may be granted to any individual who is not an Employee; and

     [4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code
     Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock).

5.05 PAYMENT FOR OPTIONS. The Committee will develop procedures through which a Participant may pay an Option's Exercise Price, including tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 RESTRICTIONS ON TRANSFERABILITY. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded, or any applicable blue sky or state securities laws.

                         6.00 STOCK APPRECIATION RIGHTS

6.01 STOCK APPRECIATION RIGHTS. The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants (other than Directors) at any time during the term of this Plan.

     [1] The Exercise Price specified in the Award Agreement will:

         [a] In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

         [b] In the case of a Tandem SAR, never be less than the Exercise Price of the related Option.

     [2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

         [a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

         [b] A Tandem SAR will expire no later than the date the related Option expires;

         [c] The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and


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         [d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option's Exercise Price.

     [3] Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

     [4] A Participant exercising an SAR will receive an amount equal to:

         [a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

         [b] The number of shares of Stock with respect to which the SAR is exercised.

     At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.

                       7.00 TERMINATION OF SERVICE/BUY OUT

7.01 EXERCISE PERIOD. Except as provided in this section (or elsewhere in the Plan) and unless otherwise specified in the Award Agreement (other than an Award Agreement or portion of an Award Agreement relating to an Incentive Stock Option), all Awards that are outstanding (whether or not exercisable) when a Participant Terminates Service will expire or become exercisable under the terms of this section:

     [1] Awards issued to Participants who are not Directors:

         [a] Will expire on the earlier of [i] the date the Award expires under the terms of the Award Agreement or [ii] three months after the date the Participant Terminates Service;

         [b] Will become fully exercisable if a Participant Terminates Service because of death or a Participant dies within three months after the Participant Terminates Service for any reason other than for Cause and will expire on the earlier of [i] the date the Award expires under the terms of the Award Agreement or [ii] 12 months after the Participant Terminates Service;

         [c] Will become fully exercisable if a Participant Terminates Service because of Disability and will expire on the earlier of [i] the date the Award expires under the terms of the Award Agreement or [ii] 12 months after the Participant Terminates Service because of Disability; or

         [d] That [I][A] are not Incentive Stock Options and [B] were granted [i] before the Participant's 65th birthday or [ii] after the Participant's 65th birthday but at least 12 months before the Participant Terminates Service, [ii] will become fully exercisable on the date the Participant Terminates Service because of Retirement and [iii] will expire on the earlier of [A] the date the Award expires



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         under the terms of the Award Agreement or [B] 12 months after the date the Participant Terminates Service because of Retirement.

     [2] Awards issued to Directors:

         [a] Will expire on the earlier of [i] the date the Award expires under the terms of the Award Agreement or [ii] three months after the date the Director Terminates Service;

         [b] Will become fully exercisable if the Director Terminates Service because of death and will expire on the earlier of [i] the date the Award expires under the terms of the Award Agreement or [ii] 12 months after the Director Terminates Service;

         [c] Will become fully exercisable if the Director Terminates Service because of Disability and will expire on the earlier of [I] the date the Award expires under the terms of the Award Agreement or [II] 12 months after the Director Terminates Service because of Disability.

Unless otherwise specified in the Award Agreement, and regardless of any other Plan provision, all Awards (whether or not then exercisable) granted to a Participant whose Termination of Service is for Cause will be forfeited on the date that Participant Terminates Service for Cause.

7.02 BUY OUT OF AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice ("Buy Out Notice") of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each Award (or portion of an Award) to be cancelled and [2] the Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee's option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

                   8.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

If [1] the Company undergoes a merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company's assets or which is in control [as defined in Code Section 368(c)] of an entity that has acquired the Company's assets and [2] the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then [3] Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the Exercise Price, if applicable, securities or


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cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award.


              9.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee's right to exercise the discretion retained in Section 7.02.

                               10.00 MISCELLANEOUS

10.01 ASSIGNABILITY. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant's lifetime, may be exercised only by the Participant or the Participant's guardian or legal representative. However, with the Committee's written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant's immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant's immediate family ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

10.02 BENEFICIARY DESIGNATION. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant's death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant's Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant's estate.

10.03 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan may be construed as:


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      [1] Interfering with or limiting the right of the Company or any
      Subsidiary to terminate any Participant's employment at any time;

      [2] Conferring on any Participant any right to continue as an Employee or a Director;

      [3] Guaranteeing that any Employee will be selected to be a Participant;
      or

      [4] Guaranteeing that any Participant will receive any future Awards.

10.04 TAX WITHHOLDING. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

      [1] Thirty days after the settlement date; or

      [2] The date the Participant remits the required amount.

If the Participant has not remitted the required amount, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

      [3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

      [4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

      [5] By remitting cash to the Company; or

      [6] By remitting a personal check immediately payable to the Company.

10.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any


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

judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law, or otherwise.

10.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.

10.07 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

10.08 TERM OF PLAN. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 9.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company's shareholders, whichever is earliest.

10.09 GOVERNING LAW. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.





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